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                                  EXHIBIT 10.20

                                    AGREEMENT

     This Agreement ("Agreement"), effective as of March 20, 1998, is made by and between Goldcoast Entertainment Cruises, Inc., a Florida corporation ("Goldcoast") having its mailing address at 315 Biscayne Blvd., Miami, Florida 33132, and Concorde Gaming Corporation, a Colorado corporation ("Concorde'), having its principal office at 3290 Lien Street, Rapid City, South Dakota.

                                    RECITALS

     WHEREAS, Goldcoast and Concorde are joint venturers in Bayfront Ventures, a Florida joint Venture ("Bayfront Ventures"), which was formed to construct, own, operate, and manage a commercial gaming vessel (the "Project") from dockage at Bayfront Park, Miami, Florida pursuant to the terms of the Joint Venture Agreement (the "JV Agreement") dated August 27, 1998 between Concorde and Goldcoast; and

     WHEREAS, on January 16, 1998 Goldcoast notified Concorde that it was in default of its obligations to timely provide Bayfront Ventures with Concorde's minimum capital contribution required pursuant to the terms of the JV Agreement and Concorde disputes the same; and

     WHEREAS, Goldcoast and Concorde are attempting to obtain financing from BNC Financial Corporation ("BNC") required for the completion of the construction of the vessel; and

     WHEREAS, it is a condition to receipt of financing from BNC that Goldcoast waives all defaults, if any, by Concorde under the JV Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

     (1) Goldcoast hereby waives any and all defaults by Concorde under the terms and conditions of the JV Agreement and agrees to take such action as BNC may reasonably request and to certify to BNC that there are no unwaived or uncured defaults by Concorde.

     (2) The parties shall provide each other with executed mutual releases in the form of Exhibit A attached hereto; and

     (3) As consideration for Goldcoast waiving any and all defaults, Concorde hereby agrees to waive the repayment of all advances made by the Leo Equity Group, Inc. (the sum of $95,000) and Concorde directly, or indirectly, through Bayfront Ventures to Goldcoast through the commencement date of operations for the Project (the "Commencement Date"), except for the sum of $150,000 which amount shall be waived only in the event that Concorde's annualized rate of return on its capital contribution to Bayfront Ventures is 33.3% or greater over the Project's first three years of operations.



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     (4) Concorde hereby agrees to provide Goldcoast within 30 days from the date of this Agreement (the "Financing Deadline") evidence reasonably satisfactory to Goldcoast that Concorde has the ability to make additional capital contributions on a timely basis to Bayfront Ventures in accordance with Schedule A ("Project Costs and Schedule of Anticipated Capital Contributions"). In the event Concorde is unable to produce such reasonably satisfactory evidence on or prior to the Financing Deadline, Concorde agrees that such failure would constitute an Event of Default, as defined in the JV Agreement, and that Goldcoast could seek to acquire Concorde's interest in Bayfront Ventures (the "Interest") pursuant to Article VII of the JV Agreement, and Concorde hereby agrees to waive its right to an appraisal, and Concorde further agrees that it will sell its Interest to Goldcoast, or a qualified purchaser (as defined in the Use Agreement dated June 25, 1997), for a purchase price equal to the Project Cost (as defined below) plus the applicable Premium as set forth below:

   NUMBER OF CALENDAR DAYS AFTER THE FINANCING
   DEADLINE PRIOR TO EXECUTION OF THE PURCHASE
                 AGREEMENT                                  PREMIUM
                 ---------                                  --------
                    0-15                                        5%
                   16-30                                       10%
                   31-45                                       15%
                   46-60                                       20%

     (For example, if the Financing Deadline is April 1, 1998, and Concorde is unable to provide reasonably satisfactory evidence to Goldcoast, then the purchase price would be equal to the Project Cost plus a premium equal to 5% of the amount of the Project Cost. If the parties are unable to enter into a definitive purchase agreement on or prior to April 16, 1998, then commencing at 12:01 a.m. on April 17, 1998, the purchase price shall be equal to the Project Cost plus 10% and the Premium shall increase by 5% each 15 calendar days thereafter.)

     The purchase price shall be paid in cash or by wire transfer of immediately available funds at the closing of the sale. The sale shall be evidenced by a purchase agreement which shall contain mutual releases of all claims, obligations and liabilities of the venturers in a form mutually agreeable to the parties.

     For purposes of this Agreement, the term "Project Cost" shall mean all amounts paid or incurred by Concorde to, or on behalf of, Bayfront Ventures up to the closing of the purchase of the Interest. To set a bench mark, Project Costs to date are $3,558,024.

     (5) Goldcoast hereby consents to, and waives the provisions of Sections 6.7 and 6.8 of the JV Agreement, with respect to the transfer and assignment of all or a portion of Concorde's interest in Bayfront Ventures to Bruce H. Lien or an entity controlled by Bruce H. Lien (collectively, "Lien"); provided, however, that Lien assumes all of Concorde's rights, duties, and obligations under the JV Agreement, and any amendment thereto. Goldcoast further agrees to use its best efforts to obtain the written approval of the Bayfront Park Management Trust to such transfer and assignment.



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     (6) Goldcoast and Concorde agree to amend the JV Agreement as follows: a)
amend Section 2.6.3 to replace the reference to a return of "33.33%" with "25%" and to define the phrase

Commencement of Operations as used therein to be October 1, 1998; and b) to amend Section 3.4.2 to provide that Goldcoast shall continue to receive advances in the sum of $20,000 per month up to the Commencement of Operations.

     (7) Miscellaneous.

     (a) Successors and Assigns. The terms and conditions contained herein shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, representatives, assigns and successors-in-interest of the parties.

     (b) Complete Agreement. This Agreement constitutes the full and entire agreement and understanding of the parties. This agreement supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, between the parties, whether written or oral, concerning the subject matters hereof. All such prior negotiations and agreements are merged into this Agreement.

     (c) Severability of Invalid Provisions. If any provision or portion of this Agreement or the application thereof is held by a court of competent jurisdiction or arbitrator to be invalid, unlawful or unenforceable, the remaining provisions or portions of provisions of this Agreement shall remain in full force and effect. Such invalidity shall not affect other provisions or applications of the Agreement that can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared severable.

     (d) Governing Law. The rights and obligations of the parties hereunder, including any agreement to arbitrate and the law to be applied in the arbitration shall be construed and enforced in accordance with and governed by the law of the United States to the extent applicable and otherwise the laws of the State of Florida, without giving effect to principles of conflicts of law.

     (e) Further Executions. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

     (f) Counterparts. This Agreement may be executed in counterparts (including execution by facsimile signature) and as so executed shall constitute one Agreement binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.



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     IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first written above.

GOLDCOAST ENTERTAINMENT                          CONCORDE GAMING CORPORATION
CRUISES, INC.


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Michael A. Hlavsa, President                     Jerry L. Baum, CEO & President